EXHIBIT NO. 99(iii)
                                ESCROW AGREEMENT
                                ----------------

     AGREEMENT dated ____	, 2000 between Metropolitan National Bank (the
"Escrow Agent"), and SLS International, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company proposes to offer up to 4,000,000 Units (the "Units"), each Unit consisting of one share of the Company's common stock having a par value of $.001 per share and two redeemable Warrants each to purchase one share of common stock at $.25 per Unit for aggregate offering proceeds of up to $1,000,000 (the "Offering Proceeds"); and

     WHEREAS, the Company will offer the Units on a "best-efforts, all or none" basis (the "Offering") pursuant to an effective registration statement filed with the Securities and Exchange Commission; and

     WHEREAS, the Company desires to establish an escrow account in which funds received from subscribers will be deposited, pending completion of the sale of the Units during the escrow period; and

     WHEREAS, the Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Establishment of Escrow Account. The parties hereto shall establish a non-interest bearing escrow account with the Escrow Agent, which escrow account shall be entitled "SLS International, Inc. Escrow Account" (the "Escrow Account"). The Escrow Agent undertakes to maintain the escrowed funds in accordance with the terms hereof.

     2. Delivery of Checks. The Placement Agent and any members of the selling group will instruct subscribers to make checks for subscriptions payable to the order of Metropolitan National Bank as Escrow Agent for SLS International, Inc. which checks shall be delivered to the Metropolitan National Bank at 600 South Glenstone Avenue, Springfield, MO 65802, Attention: Branch Manager. Any checks received that are made payable to a party other than the Escrow Agent shall be returned to the sender by the Escrow Agent (together with any Subscription Information, as defined below, or other documents delivered therewith) within two business days following receipt of such check by the Escrow Agent with copy or written advice of such to the Company; and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

     3. Escrow Period. The Company, through its officers, shall deliver to the Escrow Agent, a certificate setting forth the date when the Offering shall expire, which certificate shall be attached as Exhibit A hereto. When and if the Offering is extended, the Company shall deliver to the Escrow Agent, at least two business days prior to the


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effective date of such extension, a certificate setting forth the date when the
Offering, as extended, shall expire (such initial or extended date is hereinafter referred to as the "Expiration Date").

     4. Deposits into the Escrow Account. The Company agrees that it shall, by noon the next business day deliver all monies received from subscribers for the payment of the Units to the Escrow Agent for the deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name, address and taxpayer identification number, the number of Units purchased, the amount paid therefor (collectively, the "Subscription Information"), and whether the consideration received was in the form of a check, draft or money order. The Escrow Agent shall not be required to make deposits into the Escrow Account which are not accompanied by Subscription Information (which funds may be returned to subscribers by the Escrow Agent advising of the discrepancy) with copy of advice furnished to the Company. All monies properly deposited in the Escrow Account which have cleared the banking system are hereinafter referred to as the "Escrow Amount".

     5.   Disbursement from the Escrow Account.

          (a) If on or prior to the close of business on the Expiration Date, the Escrow Agent has received subscriptions, checks and/or wires for the purchase of all of the Units and if, within up to 14 days thereafter, the Escrow Agent is in possession of cleared funds in the amount of $1,000,000, the Escrow Agent, within two business days after the clearance of such funds, shall notify the Company and upon receipt of written instructions from the Company, disburse all funds in the Escrow Account, pursuant to said instructions, unless such funds are otherwise made subject to judicial restraint served on the Escrow Agent.

          (b) Upon presentation of a certificate signed by the Company, stating that the Company is terminating the Offering or if the Escrow Agent has determined that it has not received, prior to the Expiration Date, subscriptions for the Units, or if the Escrow Agent has received subscriptions for all of the Units prior to expiration date, but has determined that it has not received cleared funds in the amount of $ 1,000,000 in the escrow account within 14 days after the expiration date, then the "all or none" condition of the Offering shall not have been satisfied and the Escrow Agent shall, as soon as practicable thereafter, cause to be distributed back to each subscriber, the amount received from such subscriber, without interest, except to the extent that such amount is then subject to judicial restraint served on the Escrow Agent.

     6.   Collection Procedures.

          (a) The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. Any check returned unpaid to the Escrow Agent shall be returned to the subscriber, and, in such cases, the Escrow Agent will promptly notify the Company of such return.




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          (b)   If the Company rejects any subscription for which the Escrow
Agent has already collected funds, the Escrow Agent shall, within two business days after receipt of written notice of rejection from the Company, issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds, but has submitted the subscriber's check for collection, the Escrow Agent shall within two business days after the Escrow Agent has cleared such funds or has received notice of rejection from the Company, issue a check to the rejected subscriber in the amount of the subscriber's check, and so advise the Company. The Escrow Agent shall not be required to comply with the provisions of this subparagraph
(b) if the funds in question are then subject to any judicial restraint concerning such funds served on the Escrow Agent.

     7.   Reimbursement of Escrow Agent.  The Company shall reimburse the
Escrow Agent for all of its fees and out-of-pocket expenses as incurred in connection with this agreement or the performance of its services hereunder.
If it is necessary for the Escrow Agent to return funds to subscribers of the Units, the Company shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds. These amounts shall be in addition to the fees set forth in Section 8 hereof. However, no such, reimbursement for fees, costs and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

     8. Fees. Upon execution of this Agreement, the Company shall pay the Escrow Agent a fee in the amount of $______, which shall cover fees of the Escrow Agent in connection with services provided under this Agreement.

     9. Escrow Agent's Rights and Duties. It is understood and agreed by the parties to this Agreement as follows:

          (a) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between the Placement Agent or the Company. Nor shall the Escrow Agent be responsible for the performance by the Placement Agent and the Company of their respective obligations under is Agreement.

          (b) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (c) The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume genuineness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or the execution of any such certificate, instrument or other document which is given to the Escrow Agent or to verify the truth or accuracy thereof.


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          (d)   In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Amount or the Offering Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Offering Proceeds, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may dispose of the Offering Proceeds (and any other amounts that thereafter become part of the Offering Proceeds) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Offering Proceeds with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

          (e) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (f) The Escrow Agent shall have no duty or obligation to invest any amounts received from the prospective purchasers, or their agents, and shall keep any and all such amounts so received deposited in a non-interest bearing escrow account established hereunder during the term of this Agreement.

          (g) The Company agrees to save harmless, indemnify and defend the Escrow Agent for, from and against loss, damages, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or any activities in connection with this agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

          (h) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          (i) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.



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          (j)   The Escrow Agent may resign as such hereunder by giving thirty
(30) days written notice thereof to the Company. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursements or otherwise dispose of the Offering Proceeds, but its only duty shall be to hold the Offering Proceeds for a period of not more than twenty (20) days following the effective date of such resignation, at which time (a) if the successor escrow agent, which shall be a bank meeting the requirements of Rule 15c-4(b) under the Securities Exchange Act of 1934, as amended, shall be appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Company, then the resigning Escrow Agent shall pay over to the successor escrow agent the Offering Proceeds; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Company and the Placement Agent and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the Offering Proceeds to each prospective purchaser, without interest thereon or deduction therefrom, (to the extent that such Proceeds are not then subject to Judicial restraints served on the Escrow Agent) and the resigning Escrow Agent shall notify the Company in writing of its liquidation and distribution of the Offering Proceeds; whereupon, in either case, the Escrow Agent and the Company shall each be relieved of all further obligations and the resigning Escrow Agent and the Company shall release each other from all liability under this Agreement. Without limiting the provisions of Section 7 hereof, the resigning Escrow Agent shall not be entitled to be reimbursed by the Company or the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Offering Proceeds to a successor escrow agent or distribution of the Offering Proceeds pursuant to this Section 9. Each substitute Escrow Agent shall thereafter hold any funds received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the disbursement of the Escrow Amount then held in escrow according to such written instructions or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

     10. Notices. All communication hereunder will be in writing and effective only on receipt at the appropriate address specified in this Section 10 as follows:

           If sent to the Escrow Agent:

              600 South Glenstone Avenue
              Springfield, MO  65802
              Att: Mike Matson
              Fax No.:









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           If sent to the Company:

              3119 South Scenic
              Springfield, MO 65807
              Att: John Gott
              Fax No. (417) 883-2723

           with a copy to:

              Alfred V. Greco, Esq.
              Alfred V Greco PLLC
              666 Fifth Avenue, Suite 1401
              New York, New York 10103
              Fax No. (212) 582-0176

     11. General. This Agreement (a) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof; (b) supersedes any and all prior understandings or agreements relating to the subject matter hereof;
(c) may not be assigned, modified, amended or terminated except in writing signed by all the parties hereto; (d) shall be governed by, and construed in accordance with the laws of the State of Missouri; (e) shall be binding upon an inure solely to the benefit of the parties hereto and their respective successors and assigns; (f) shall not confer upon any person not referred to in
(e) hereof any rights or remedies of any nature whatsoever under or by reason of this Agreement; and (g) may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have Agreement on the date and year first above written.

                                        SLS INTERNATIONAL, INC.



                                        By __________________________________
                                               John M. Gott

                                        Metropolitan National Bank



                                        By __________________________________
                                           Name:_____________________________
                                           Title:____________________________
                                                 A Duly Authorized Signatory


































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                                  CERTIFICATE
                                  -----------


     This shall certify that the offering of up to ___________________ Units of common stock and Warrants of SLS International, Inc. (the "Company") shall expire on _______________, 2000 unless extended for a period of an additional _______ days at the option of the Company.


                                        SLS INTERNATIONAL, INC.



                                        By __________________________________
                                           Name:_____________________________
                                           Title:____________________________
                                                 A Duly Authorized Signatory
































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